Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anthera Pharmaceuticals, Inc.
Hayward, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 14, 2016, relating to the consolidated financial statements and the effectiveness of Anthera Pharmaceuticals, Inc.’s internal control over financial reporting for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/BDO USA, LLP

San Francisco, California

March 14, 2016